April 26, 2018

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal Life Insurance Company
Variable Life Separate Account
Principal Benefit Variable Universal Life II
Post-Effective Amendment No. 10 to Registration Statement on Form N-6
File No. 333-149363

I am Counsel for the above-referenced Registrant. I have reviewed the attached post-effective amendment filed pursuant to Rule 485(b) under the Securities Act of 1933 and hereby represent that the amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Britney L. Schnathorst

Britney L. Schnathorst
Counsel
515-235-1209
Schnathorst.Britney@principal.com